Exhibit 99.1

Crescent Energy Provides Initial 2022 Guidance

Year-End 2021 Proved Reserves Total 532 MMBoe with $5.2 Billion SEC PV-10

Houston, Jan. 19, 2022 – Crescent Energy Company (NYSE: CRGY) today provided initial 2022 guidance and an updated corporate presentation in conjunction with scheduled analyst and investor meetings. In addition, the Company disclosed its year-end 2021 proved reserves. Complete fourth quarter and year-end 2021 financial and operating results are currently scheduled for release in early March 2022.

Highlights:

•

Significant Free Cash Flow: Anticipate delivering $800 – $850 million of Adjusted EBITDAX and $325 – $375 million of levered free cash flow at $75 per barrel (“Bbl”) WTI oil and $3.75 per million british thermal units (“MMBtu”) NYMEX Henry Hub gas(1)

o	Approximately two-thirds of estimated 2022 production hedged

•	Disciplined Capital Investment Strategy: Organic capital investments expected to be $375 – $425 million, with operated Eagle Ford representing the largest area of investment

•	Meaningful Return of Cash to Shareholders: Projected $80 – $85 million of annual dividends, based on its 10% of Adjusted EBITDAX dividend framework and initial Adj. EBITDAX guidance(2)

o	Implies a quarterly dividend of $0.12/share at current shares outstanding(2)

o	Intends to pay a dividend in the first quarter of 2022(2)

•	Maintain Strong Balance Sheet: Current net leverage of 1.4x(3), consistent with Crescent’s low leverage strategy

•

Consistent Low-Decline Production: Estimated production of 114 – 124 thousand barrels of oil equivalent per day (“MBoe/d”), ~3% higher than pro forma production for the nine-month period ended September 30, 2021(3)

o	Leading proved developed producing decline rate estimated at 17% in year one

•	Substantial Proved Reserves: Proved reserves at year-end 2021 totaled 532 million barrels of oil equivalent (“MMBoe”), of which 54% were liquids and 86% were proved developed.

o	Proved reserves SEC PV-10 at year-end was approximately $5.2 billion(1)(4)

•	Commitment to ESG: Published inaugural 2020 Environmental, Social and Governance (“ESG”) report in December 2021 and identified ESG priorities and actions for 2022

•	Attractive Acquisition Market: Strong growth potential through existing M&A strategy and current acquisition pipeline

“For the last decade, management has executed a clearly defined strategy to deliver responsibly what the market requires today,” said Chief Executive Officer David Rockecharlie. “Our stable asset base, financial strength and disciplined investment continue to generate significant free cash for shareholders. We see high growth potential in the acquisition market, and we will continue to create value by investing in our best organic and acquisition opportunities to generate attractive returns on capital.”

John Goff, Crescent Chairman, said “The objective of this merger was not only to combine the talents of two companies, but also to create the financial power to continue the strategy of growth through acquisitions. We believe the scale and financial flexibility that the merger provided will allow us to benefit from expected divestitures by the majors as well as continued consolidation in the industry. We are now well positioned for significant growth.”

Crescent’s 2022 capital program is allocated 70 to 75% to its operated assets, primarily in the Eagle Ford, where the Company expects to bring online 32 – 38 gross operated wells with greater than 90% working interest on average. Capital investments are expected to be weighted to the first half of the year with approximately one-third of the operated Eagle Ford wells expected to come online in the first quarter. Non-operated activity is expected to comprise 15 to 20% of total investment across the Eagle Ford, Permian and DJ basins, based primarily on preliminary partner discussions.

Additional information on initial 2022 guidance is below:

Full Year 2022*
EBITDAX and Levered Free Cash Flow(1)
Adjusted EBITDAX (non-GAAP)	$800-$850MM
Unhedged Adjusted EBITDAX (non-GAAP)	$1,100-$1,150MM
Levered Free Cash Flow (non-GAAP)	$325-$375MM
Price Deck Assumed	$75 /Bbl and $3.75 /MMBtu
Production and Midstream Revenue
Production	114-124 MBoe/d
% Oil / % Liquids	~40% / ~55%
% Hedged (based on 12/31/21 hedges)	~66%
Midstream and Other Revenue(5)	$45-$50 MM
Capital (Excludes Potential Acquisitions)
Total Organic Capital	$375-$425 MM
Operated drilling and completion	70-75%
Non-operated drilling and completion	15-20%
Other(6)	~10%
Operated Eagle Ford Wells Online	32-38 Gross (>90% WI)
Per Unit Expenses
Operating Expense	$17.25-$18.25 /Boe
Cash G&A (includes management fee)(1)	$1.60-$1.80 / Boe
Financial Policy
Dividend Framework(2)	10% of Adj. EBITDAX
Implied 2022 Quarterly Dividend(2)	$0.12 per share
Long-term Leverage Target	1.0x net leverage

*

All amounts are approximations based on currently available information and are subject to change based on events and circumstances after the date hereof. Please see “Cautionary Statement Regarding Forward-Looking Information.”

Financial Policy

Crescent has a sound framework for sustainably returning cash to shareholders through dividends. Using 10% of Adjusted EBITDAX, the initial 2022 outlook implies an annual dividend between $80 and $85 million, or a $0.12 quarterly dividend per share, paid to the Class A and Class B shares (170.6 million currently outstanding). The Company expects to pay a dividend in the first quarter of 2022, subject to board approval and compliance with applicable laws.

Post dividends, the Company plans to use the remaining free cash to reduce net debt (i.e., total debt less cash and cash equivalents), to opportunistically fund acquisitions and for general corporate purposes. Crescent targets 1.0x net leverage, defined as net debt divided by Adjusted EBITDAX. Crescent’s current net leverage as of September 30, 2021 is 1.4x(3) on a pro forma basis for the business combination between Crescent’s predecessor, Independence Energy LLC (“Independence”), and Contango Oil & Gas Company (“Contango”).

Commitment to ESG

Crescent aims to build a company where ESG is integrated into governance, strategy and decision making. In December 2021, Crescent issued its inaugural 2020 ESG report, which reported key ESG performance metrics according to SASB Standards(7). The report also established the Company’s key priorities as:

•	Climate Change – Work to reduce greenhouse gas emissions

•	Environmental, Health and Safety – Aspire to be a zero incident workplace

•	Water Management – Manage and reduce fresh water use

•	Community Engagement – Listen and respond to community and stakeholder concerns

•	Diversity, Equity and Inclusion – Develop a diverse and inclusive workforce

In 2022, the Company plans to publish a report covering ESG performance for calendar year 2021 and provide additional details on its short and long-term ESG targets.

2021 Year End Reserves

Crescent’s year-end 2021 proved reserves totaled 532 MMBoe, of which 86% were proved developed and 54% were liquids. The first year decline rate of Crescent’s proved developed producing reserves, based on production type curves used in the Company’s third party reserve reports, is 17%.

Crescent’s proved reserves and associated PV-0 and PV-10 estimates as of December 31, 2021 were prepared or audited by its independent reserve engineers in accordance with applicable rules and guidelines of the Securities and Exchange Commission (“SEC”). At year-end, the Company’s proved reserves PV-10, utilizing SEC pricing(4), was $5.2 billion.

	Proved Reserves				Present Value(1)
	Net Oil (MMBbl)	Net Gas (Bcf)	Net NGL (MMBbl)	Net Total (MMBoe)	PV-0 $MM	PV-10 $MM
Proved Developed	158	1,405	66	459	$7,495	$4,305
Proved Undeveloped	52	65	10	73	$1,896	$854

Total Proved Reserves	210	1,470	76	532	$9,391	$5,159

Risk Management—Commodity Hedging

The following table details the Company’s open commodity derivative contracts as of December 31, 2021. Crescent is approximately two-thirds hedged in 2022 at the midpoint of the production guidance range.

	WTI		Brent		Natural Gas		NGLs
	Volume (MBbl)	Avg Price ($/Bbl)	Volume (MBbl)	Avg Price ($/Bbl)	Volume (BBtu)	Avg Price $/MMBtu	Volume (MBbl)	Avg Price $/Bbl
Q1’22	2,862	$61.67	123	$56.35	22,534	$2.79	914	$17.20
Q2’22	2,664	$61.20	125	$56.35	21,690	$2.77	873	$17.13
Q3’22	2,519	$59.69	126	$56.36	20,634	$2.76	610	$29.87
Q4’22	2,419	$59.75	126	$56.36	20,180	$2.78	587	$29.74
FY’23	7,627	$58.50	527	$52.52	57,278	$2.54	—	—
FY’24	2,975	$57.35	189	$63.71	9,604	$3.16	—	—

Note: As of 12/31/21. Included in the figures above are minor Henry Hub collar positions totaling 510 BBtu, 550 BBtu, and 9,150 BBtu in Q1 2022, 2023 and 2024, respectively. For the same periods, these collars have a weighted average floor price of $3.00 / MMBtu, $2.63 / MMBtu and $3.00 / MMBtu, respectively and a weighted average ceiling price of $3.41 / MMBtu, $3.01 / MMBtu and $3.87 / MMBtu, respectively. Weighted average price for collar positions calculated using the December 31, 2021 strip.

(1)	Adjusted EBITDAX, Unhedged Adjusted EBITDAX, Levered Free Cash Flow, PV-10, PV-0 and Cash G&A are non-GAAP financial measures. Please see “Non-GAAP Measures” for further discussion of such measures.
(2)	Dividends are subject to board approval and applicable law.
(3)

Net leverage as of September 30, 2021 and production for the nine month period ended September 30, 2021 are presented on pro forma basis for the business combination between Independence and Contango. Net leverage calculated as pro forma net debt as of September 30, 2021 divided by annualized pro forma Adjusted EBITDAX for the nine months ended September 30, 2021.

(4)	Proved reserve estimates based on SEC pricing of $66.56 per Bbl for WTI oil and $3.60 per MMBtu for Henry Hub natural gas.
(5)	Midstream operating expense reflected in Operating Expense.
(6)	Other capex includes midstream and field development, leasehold, P&A and sustainability/ESG initiatives.
(7)	Value Reporting Foundation’s SASB Standard for Oil & Gas – Exploration & Production.

About Crescent Energy

Crescent Energy is a diversified, well capitalized, U.S. independent energy company with a portfolio of assets in key proven basins across the lower 48 states. Our core leadership team is a group of experienced investment, financial and industry professionals who continue to execute on the strategy we have employed since 2011. The Company’s mission is to invest in energy assets and deliver better returns, operations and stewardship. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts, and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

The initial 2022 guidance announced today is based on information currently available to the Company, depends on certain estimates and assumptions and is subject to change.

Non-GAAP Measures

Crescent defines Adjusted EBITDAX as net income (loss) before interest expense, realized (gain) loss on interest rate derivatives, income tax expense, depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment of oil and natural gas properties, equity-based compensation, (gain) loss on sale of assets, other (income) expense, certain non-controlling interest distributions made by Crescent Energy OpCo, LLC (“OpCo”), non-recurring expenses and transaction expenses. Management believes Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of the Company’s operating performance when compared against its peers, without regard to financing methods, corporate form or capital structure. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. The Company’s presentation of

Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Crescent’s computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Company’s Credit Agreement and the notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

In certain instances, this release refers to pro forma Annualized Adjusted EBITDAX. This pro forma measure is related to the business combination between Independence and Contango. Please refer to the Current Report on Form 8-K/A filed on December 17, 2021, which can be found at the SEC’s website at www.sec.gov, for additional details and information regarding the historical financial results for the nine month period ended September 30, 2021 of Independence and Contango and the assumptions made in preparing the pro forma financial statements derived therefrom that are summarized herein. Pro forma Annualized Adjusted EBITDAX was calculated by multiplying 4/3 by pro forma Adjusted EBITDAX for the nine months ended September 30, 2021. Pro forma Annualized Adjusted EBITDAX should not be considered as a substitute for a measure of historical or pro forma Adjusted EBITDAX for the twelve-month period ended September 30, 2021, or as an indicator that pro forma results for such twelve-month period would be equivalent to pro forma Annualized Adjusted EBITDAX.

Crescent defines Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding noncash deferred financing cost amortization, realized gain (loss) on interest rate derivatives, current income tax provision, tax-related non-controlling distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions. Levered Free Cash Flow is not a measure of performance as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP performance measure that is used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Levered Free Cash Flow is a useful performance measure because it allows for an effective evaluation of operating and financial performance and the ability of the Company’s operations to generate cash flow that is available to reduce leverage or distribute to equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual operating performance or investing activities. The Company’s computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

Crescent defines Unhedged Adjusted EBITDAX as Adjusted EBITDAX plus realized (gain) loss on commodity derivatives. Management believes Unhedged Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of the Company’s operating performance when compared against its peers, without regard to commodity derivatives, which can vary substantially within its industry depending upon peers hedging strategies and when hedges were entered into. Unhedged Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Unhedged Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s realized derivate loss or gain, cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Unhedged Adjusted EBITDAX. The Company’s presentation of Unhedged Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Crescent’s computations of Unhedged Adjusted EBITDAX may not be identical to other similarly titled measures of other companies.

Crescent defines Cash G&A as General and Administrative Expense, excluding noncash equity-based compensation.

In addition, pre-tax undiscounted present value (“PV-0”) and pre-tax present value discounted at ten percent (“PV-10”) are considered non-GAAP measures. The most directly comparable GAAP financial measure is standardized measure of discounted future net cash flows. None of PV-0, PV-10 and standardized measure represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 and standardized measure of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors as supplemental disclosure to the standardized measure of future net cash flows, or after tax amount, because it presents the undiscounted or discounted, as applicable, future net cash flows attributable to our reserves prior to taking into account future income taxes and our current tax structure. We and others in the industry use PV-0 and PV-10 as measures to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that none of PV-0, PV-10 and standardized measure represent an estimate of the fair market value of our proved reserves.

Due to the forward-looking nature of the non-GAAP measures presented in this release, no reconciliations of the non-GAAP measures to their most directly comparable GAAP measure is available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. Accordingly, such reconciliations are excluded from this release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Company Contact

For additional information, please reach out to IR@crescentenergyco.com